                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           USFREIGHTWAYS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:




Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO APPEARS HERE]

                                                                  March 28, 2001

Dear Stockholder:

   You are cordially invited to attend the USFreightways Corporation Annual Meeting of Stockholders which will be held in the Regency Ballroom at The Rosewood Restaurant, 9421 W. Higgins Road, Rosemont, Illinois 60018, on Thursday, May 3, 2001 at 10:00 a.m. I look forward to greeting as many of our stockholders as possible.

   Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement. At the meeting, we will also report on USFreightways Corporation's operations and respond to any questions you may have.

   Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the annual meeting, you will of course be able to vote in person, even if you have previously submitted your proxy.

   On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of USFreightways Corporation.

                                        Sincerely,

[SIGNATURE APPEARS HERE]
                                        Samuel K. Skinner
                                        Chairman, President and Chief Executive
                                        Officer

                              [LOGO APPEARS HERE]

                           USFREIGHTWAYS CORPORATION
                     8550 West Bryn Mawr Avenue, Suite 700
                            Chicago, Illinois 60631

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on May 3, 2001

To the Stockholders:

   The 2001 Annual Meeting of Stockholders of USFreightways Corporation, a Delaware corporation (the "Company"), will be held in the Regency Ballroom at The Rosewood Restaurant, 9421 W. Higgins Road, Rosemont, Illinois 60018, on May 3, 2001 at 10:00 a.m. for the following purposes:

  1. To elect two directors to serve a term of 3 years or until their respective successors are elected and qualified;

  2. To amend the Company's Long-Term Incentive Plan, as amended and restated, to increase the aggregate number of shares that may be issued under the plan from 2,950,000 to 3,350,000 and to make other clarifying changes to the Long-Term Incentive Plan;

  3. To amend the Company's Stock Option Plan for Non-Employee Directors, as amended and restated, to increase the aggregate number of shares that may be issued under the plan from 500,000 to 600,000; and

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Stockholders of record of the Company's Common Stock, par value $0.01 per share, at the close of business on March 6, 2001, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting, as more fully described in the Proxy Statement. The Company's Annual Report to Stockholders is being mailed together with this Notice and Proxy Statement to all stockholders of record.

                                          By order of the Board of Directors

[SIGNATURE APPEARS HERE]
                                          Richard C. Pagano
                                          Secretary

Chicago, Illinois
March 28, 2001

                           USFREIGHTWAYS CORPORATION
                     8550 West Bryn Mawr Avenue, Suite 700
                            Chicago, Illinois 60631

                                PROXY STATEMENT

                               ----------------

                        Approximate date proxy material
                          first sent to stockholders:
                                March 28, 2001

                               ----------------

   The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Stockholders of USFreightways Corporation, a Delaware corporation (the "Company"), to be held on May 3, 2001, and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                              GENERAL INFORMATION

Solicitation of Proxies

   A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, such proxy is solicited on behalf of the Board of Directors of the Company (the "Board") for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. Solicitation will be made by mail, and may also be made by telephone, telegraph or facsimile transmission by directors, officers and regular employees of the Company, but these persons will not be separately compensated for such solicitation services. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories and other fiduciaries, for costs incurred in forwarding proxy solicitation material to their principals.

Authority Conferred by Proxies

   Each proxy duly executed and returned by stockholders and received by the Company before the Meeting will be voted (1) FOR the election of each of the two nominee directors specified herein; (2) FOR approval of an amendment to the Company's Long-Term Incentive Plan, as amended and restated; and (3) FOR approval of an amendment to the Company's Stock Option Plan for Non-Employee Directors, as amended and restated, unless a contrary choice is specified in the proxy. Where a contrary specification is indicated as provided in the proxy, the shares represented by the proxy will be voted in accordance with the specification made. As to other matters, if any, to be voted upon at the Meeting, the persons designated as proxies in the accompanying form of proxy will take such action as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board and each of them is a director or an officer of the Company.

Revocability of Proxies

   Execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by: (i) a later dated proxy, duly executed and delivered or presented at the Meeting; (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting; or
(iii) attendance at the Meeting and voting in person.

Voting Securities and Record Date

   The Company's voting securities currently issued and outstanding consist of one class of Common Stock, par value $0.01 per share (the "Common Stock"). The Company has outstanding 26,765,230 shares of Common

Stock as of the close of business on March 6, 2001 (the "Record Date"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Representation at the Meeting by the holders of a majority of the shares of Common Stock outstanding on the Record Date, either by personal attendance or by proxy, will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Security Ownership of Principal Holders and Management

   The following table sets forth information as of February 28, 2001 with respect to the beneficial ownership of the Company's outstanding Common Stock by each stockholder known to the best of the Company's knowledge and belief to be the beneficial owner of more than 5% of its Common Stock, each director, nominee and named executive officer and all the directors and named executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to shares beneficially owned by them.

                                            Amount and
                                            Nature of
                                            Beneficial                Percent
   Name and Address of Beneficial Owner    Ownership/1/               of Class
   ------------------------------------    ------------               --------
Wellington Management Company, LLP
 75 State Street
 Boston, MA 02109.........................  3,171,969                  12.05

Fidelity Management & Research Company
 82 Devonshire Street
 Boston, MA 02109.........................  1,546,930                   5.98

Artisan Partners Limited Partnership
 1000 North Water Street
 Milwaukee, WI 53202......................  1,358,530                    5.3

Bear Stearns Asset Management Inc.
 575 Lexington Avenue
 New York, NY 10022.......................  1,342,600                   5.19

John Campbell Carruth.....................    243,068/2/,/4/,/6/           *
Samuel K. Skinner.........................     55,648/3/                   *
Robert V. Delaney.........................     26,000                      *
Morley Koffman............................     56,450                      *
John W. Puth..............................     13,500                      *
Neil A. Springer..........................     33,500                      *
William N. Weaver, Jr.....................     37,000/7/                   *
Anthony J. Paoni..........................     28,250                      *
Christopher L. Ellis......................     84,330/2/,/3/,/4/,/5/       *
Robert V. Fasso...........................    109,526/3/,/4/               *
All directors and executive officers as a
 group (10 persons).......................    687,272                    2.6%

--------
*  Less than 1%.
/1/ Includes options to acquire the following shares which could be exercisable within 60 days of February 28, 2001 as follows: Mr. Carruth 200,000 shares; Mr. Skinner, 47,000 shares; Mr. Delaney, 26,000 shares; Mr. Koffman, 41,000 shares; Mr. Puth, 11,000 shares; Mr. Springer, 31,000 shares; Mr. Weaver, 37,000 shares; Mr. Paoni, 28,250 shares; Mr. Ellis, 51,000 shares and Mr. Fasso, 85,000 shares.
/2/ Includes shares held by the trustee of the USF Employees' 401K Retirement
    Plan for the benefit of each individual as follows: Mr. Carruth, 911 shares and Mr. Ellis, 666 shares.

/3/ Includes shares held by the agent of the USF Employees' Stock Purchase
    Plan as follows: Mr. Skinner, 937 shares; Mr. Ellis, 3,216 shares and Mr. Fasso, 1,526 shares.
/4/ Includes 29,740 restricted shares for Mr. Carruth and 20,000 restricted shares for each of Messrs. Ellis and Fasso.
/5/ Includes 150 shares owned by the spouse of Mr. Ellis.
/6/ Includes 3,000 shares held by Mr. Carruth's spouse as custodian under the Uniform Gift to Minors Act. Mr. Carruth disclaims beneficial ownership of these shares.
/7/ All of the 37,000 unissued shares are subject to a currently exercisable option held by Sachnoff & Weaver, Ltd., of which Mr. Weaver is a member. Mr. Weaver disclaims beneficial ownership of all but his allocated portion of the shares covered by the option.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The Company has adopted By-Laws that provide that the Board shall consist of not less than three and not more than twenty-one directors, with the exact number to be determined from time to time by the Board, and that the Board shall be divided into three classes, equal in number to the extent possible, and, if not all classes can be equal in number, that the Board shall decide which class is to have the unequal number.

   The Board has set the current number of directors at seven, and, as required by the By-Laws, divided into three classes with each class serving a three year term.

   Unless authority to do so is withheld as provided in the proxy, the proxies solicited by and on behalf of the Board will be voted FOR the election of Messrs. Neil A. Springer and William N. Weaver, Jr. to serve a three year term, both of whom have been nominated by the Board to fill the position of those directors whose term expires as of the tenth annual meeting of the Company. If for any reason one or all of the nominees should be unable to serve or refuse to serve as a director (an event which is not anticipated), the persons named as proxies will vote for another candidate or candidates nominated by the Board, and discretionary authority to cast such votes is included in the proxy. The nominees receiving the highest number of votes of shares of Common Stock, up to the number of directors to be elected, shall be elected.

Nominees and Other Members of the Board

   The Board has nominated for election the following two individuals to serve a three year term:

   NEIL A. SPRINGER, age 62, has been a director of the Company since December 1991. He has been Managing Director of Springer & Associates since June 1994. He was Senior Vice President of Slayton International Inc. from September 1992 to May 1994. Mr. Springer is a director of Idex Corporation and Walter Enterprise.

   WILLIAM N. WEAVER, JR., age 66, is a member of the law firm of Sachnoff & Weaver, Ltd., which is outside counsel to the Company. Mr. Weaver has practiced law in the State of Illinois since 1964 and serves as a director of several privately-held corporations. He holds an A. B. degree from Oberlin College and a J. D. from John Marshall Law School. He has been the Company's Assistant Secretary since March 1992.

   The Company's other directors, each of whom the Company expects to continue to serve as a director following the Meeting, are as follows:

Class of 2002

   MORLEY KOFFMAN, age 71, has been a director of the Company since December 1991 and was Chairman of the Board until January 1998. Since April 1, 1993, Mr. Koffman has been a member of the law firm of Koffman Kalef. Mr. Koffman is a director of Ainsworth Lumber Co. Ltd., Lions Gate Entertainment Corporation and Anthem Properties Corporation.

   ANTHONY J. PAONI, age 56, has been a director of the Company since July 1997. Mr. Paoni has been a professor at the J. L. Kellogg Graduate School of Management since September 1996. Prior to that he was an officer of several private software development companies.

   JOHN W. PUTH, age 72, has been a director of the Company since January 1992. Mr. Puth has been Managing Member of J. W. Puth Associates, LLC since December 1987, General Partner of BVCF III and BVCF IV institutional venture capital funds since October 1998, and was Chairman of VJ Growers from January 1996 until December 2000. Mr. Puth is a director of A. M. Castle & Co., Brockway Standard Holdings Corporation, L. B. Foster Inc. and several private manufacturing companies.

Class of 2003

   ROBERT V. DELANEY, age 65, has been a director of the Company since December 1991. Mr. Delaney has been an Executive Vice President of Cass Information Systems since January 1990.

   SAMUEL K. SKINNER, age 62, has been a director of the Company since December 1999. On June 6, 2000, Mr. Skinner became an employee of the Company and on July 17, 2000, was elected President and Chief Executive Officer of the Company. On January 1, 2001, Mr. Skinner was elected Chairman of the Board of the Company. From October 1, 1998 to July 15, 2000, Mr. Skinner was a partner and Co-Chairman of the law firm of Hopkins & Sutter. From February 1, 1993 to April 1, 1998, he was President and a director of Commonwealth Edison Company. Prior thereto, he served as Chief of Staff to the President of the United States. Prior to his White House service, Mr. Skinner served as U.S. Secretary of Transportation for nearly three years. Prior to February 1989, he was a Senior Partner of the law firm of Sidley & Austin, where he served on the firm's executive committee. He is a director of ANTEC Corporation, Navigant Consulting Inc. and Midwest Express Holdings, Inc.

Committees and Attendance

   The Board met eleven times during 2000. The Audit Committee, currently consisting of directors Neil A. Springer (Chairman), Morley Koffman and Robert
V. Delaney, met four times during 2000. The Audit Committee oversees the activities of the Company's independent auditors. The Board has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A. Each member of the Audit Committee is an "independent director," as that term is defined in Rule 4200(a)(14) of The Nasdaq Marketplace Rules. The Compensation Committee, currently consisting of directors John W. Puth (Chairman), Anthony J. Paoni, Neil A. Springer and William N. Weaver, Jr., met six times during 2000. The Compensation Committee reviews and makes recommendations to the Board of Directors with regard to the salaries, incentive compensation and related benefits of corporate officers and other employees.

Compensation of Directors

   Each director who is not an employee of the Company is paid for his services as a director $25,000 per annum, plus $1,500 for each meeting of the Board he attends and $750 for each telephonic meeting of the Board. The Chairman of the Audit Committee and the Chairman of the Compensation Committee receive an additional annual payment of $3,500. Members of the Audit Committee and the Compensation Committee are paid $1,000 for each meeting they attend if the meeting is not held on the same day as a meeting of the Board. Members of the committees who attend committee meetings that are held on the same day as meetings of the Board of

Directors receive a $500 payment for each such meeting they attend. Directors who are employees of the Company are not separately compensated for their services as a director.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

                            MANAGEMENT COMPENSATION

   The following table discloses the compensation awarded by the Company for services rendered during the Company's last three years to the chief executive officer and to the other named executive officers as of December 31, 2000.

                          Summary Compensation Table

                                                                           Long Term Compensation
                                           Annual Compensation                     Awards
                               ------------------------------------------- ------------------------
                                                                           Restricted   Securities
   Name and Principal                                       Other Annual     Stock      Underlying     All Other
        Position          Year Salary ($)/1/ Bonus ($)/1/ Compensation ($) Awards ($)   Options (#) Compensation ($)
   ------------------     ---- ------------- ------------ ---------------- ----------   ----------- ----------------
J. Campbell
 Carruth/2.........../..  2000    600,000      532,800              0             0       100,000         5,950/4/
 Chairman of the Board &  1999    600,000      600,400              0             0             0        18,000/4/
 Chief Executive Officer  1998    600,000      482,400              0       894,250/3/    250,000        18,000/4/

Samuel K. Skinner/5../..  2000    275,000      228,800        200,000/6/          0       250,000        15,485/7/
 President & Chief
 Executive Officer

Robert V. Fasso.........  2000    309,423      310,000              0       601,560/3/     25,000       167,272/8/
 President--Regional      1999    280,000      280,000              0             0        25,000        28,234/8/
 Carrier Group            1998    280,000      280,000              0             0       150,000        28,655/8/

Christopher L. Ellis....  2000    300,667      178,800              0       601,560/3/     25,000       203,184/9/
 Senior Vice President    1999    280,000      196,500              0             0        25,000        45,354/9/
 Finance & Chief          1998    280,000      124,500              0             0       150,000        49,015/9/
 Financial Officer

--------

/1/ Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.
/2/ Mr. Carruth retired as Chairman of the Board on December 31, 2000. At that time, he entered into a five year consulting agreement with the Company that would pay him $250,000 per year for consulting services provided to the Company.
/3/ The shares represented by the restricted stock award are subject to a forfeiture restriction if Mr. Carruth's employment is terminated by the Company for cause or if he resigns. This restriction lapses with respect to 25% of the shares on each of the first four anniversary dates of the award. Dividends are paid on all restricted shares to the same extent as any other shares of the Company's Common Stock. The number of restricted shares held for Mr. Carruth at the end of 2000 was 29,740 and the value of such shares at the end of last year was $894,250.
  The shares represented by the restricted stock award are subject to a forfeiture restriction if either of Messrs. Fasso or Ellis' employment is terminated by the Company for cause or if they resign. This restriction lapses with respect to 50% of the shares each on the third and fifth anniversary dates of the award. Dividends are paid on all restricted shares to the same extent as any other shares of the Company's Common Stock. The number of restricted shares held for each of Messrs. Fasso and Ellis at the end of 2000 was 20,000 and the value of such shares at the end of last year was $601,560.
/4/ Consists in 1998 of an employer contribution of $5,600 to Mr. Carruth's
    401(k) plan maintained by the Company and an employer contribution of $12,400 to Mr. Carruth's non-qualified deferred compensation plan maintained by the Company. Consists in 1999 of an employer contribution of $5,600 to Mr. Carruth's 401(k) plan maintained by the Company and an employer contribution of $12,400 to Mr. Carruth's non-qualified deferred compensation plan maintained by the Company. Consists in 2000 of an employer contribution of $5,950 to Mr. Carruth's 401(k) plan maintained by the Company.

/5/ Mr. Skinner was named President and Chief Executive Officer of the Company on July 17, 2000.
/6/ As part of Mr. Skinner's employment agreement, he was awarded shares of the Company's Common Stock equal to $200,000.
/7/ Consists in 2000 of the Company's payment of $371 in term life insurance premiums on Mr. Skinner's behalf and an employer contribution of $15,114 to Mr. Skinner's non-qualified deferred compensation plan maintained by the Company.
/8/ Consists in 1998 of an employer contribution of $4,789 to Mr. Fasso's
    401(k) plan maintained by the Company, the Company's payment of $6,170 in term life insurance premiums, the payment by a subsidiary of the Company of $3,918 in whole life insurance premiums and $1,778 in term life insurance premiums on Mr. Fasso's behalf, and an employer contribution of $12,000 to Mr. Fasso's non-qualified deferred compensation plan maintained by the Company. Consists in 1999 of an employer contribution of $4,800 to Mr. Fasso's 401(k) plan maintained by the Company, the Company's payment of $6,170 in term life insurance premiums, the payment by a subsidiary of the Company of $3,918 in whole life insurance premiums and $1,346 in term life insurance premiums on Mr. Fasso's behalf, and an employer contribution of $12,000 to Mr. Fasso's non-qualified deferred compensation plan maintained by the Company. Consists in 2000 of an employer contribution of $5,100 to Mr. Fasso's 401(k) plan maintained by the Company, the Company's payment of $6,170 in term life insurance premiums, the payment by a subsidiary of the Company of $3,918 in whole life insurance premiums and $1,008 in term life insurance premiums on Mr. Fasso's behalf, an employer contribution of $13,483 to Mr. Fasso's non-qualified deferred compensation plan maintained by the Company, and an employer contribution of $137,593 to Mr. Fasso's account under the supplemental executive retirement plan maintained by the Company.
/9/ Consists in 1998 of an employer contribution of $5,600 to Mr. Ellis'
    401(k) plan maintained by the Company, the Company's payment of $2,160 in term life insurance premiums on Mr. Ellis' behalf, $34,720 in split-dollar life insurance premiums on Mr. Ellis' behalf and an employer contribution of $6,535 to Mr. Ellis' non-qualified deferred compensation plan maintained by the Company. Consists in 1999 of an employer contribution of $5,600 to Mr. Ellis' 401(k) plan maintained by the Company, the Company's payment of $1,598 in term life insurance premiums on Mr. Ellis' behalf, $29,476 in split-dollar life insurance premiums on Mr. Ellis' behalf and an employer contribution of $8,680 to Mr. Ellis' non-qualified deferred compensation plan maintained by the Company. Consists in 2000 of an employer contribution of $5,951 to Mr. Ellis' 401(k) plan maintained by the Company, the Company's payment of $1,935 in term life insurance premiums on Mr. Ellis' behalf, $34,720 in split-dollar life insurance premiums on Mr. Ellis' behalf, an employer contribution of $8,414 to Mr. Ellis' non-qualified deferred compensation plan maintained by the Company, and an employer contribution of $152,164 to Mr. Ellis' account under the supplemental executive retirement plan maintained by the Company.

Employment Contracts

   The Company has entered into employment agreements with Messrs. Ellis and Fasso. Under his employment agreement, Mr. Ellis is entitled to receive a minimum base salary of $200,000 as well as a discretionary annual bonus of which no amount is guaranteed. Under his employment agreement, Mr. Fasso is entitled to receive a minimum base salary of $235,000 as well as a discretionary annual bonus of which no amount is guaranteed. Under the terms of each agreement, in the event that the employee's employment is terminated by the Company for any reason (other than death, disability, retirement, or cause), he is entitled to either two years notice or, if the Company wishes to terminate his employment without providing such notice, to be paid his then prevailing salary for a two year period following the termination of his employment.

   The Company has entered into an employment agreement with Mr. Skinner. Under his employment agreement, Mr. Skinner is entitled to receive a minimum base salary of $600,000 as well as an annual performance bonus. For the fiscal year ending December 31, 2000, Mr. Skinner was guaranteed a bonus of not less than $150,000. The annual performance bonus is based upon achievement of specified company-wide objectives as well as specified personal management objectives for Mr. Skinner, which objectives shall be mutually agreed upon each year by Mr. Skinner and the Board.

   If Mr. Skinner's employment is terminated by the Company for any reason (other than for cause, but including termination as the result of death or disability), he is entitled to a severance payment equal to two times his base salary plus one times the performance bonus paid to him for the most recently completed fiscal year, which severance is payable over the 24 month period following the termination of his employment. Mr. Skinner will also be entitled to such severance payment if he terminates his employment for "good reason," which is generally defined as a diminution in his duties or position, a required relocation outside of the Chicago area, or a breach of his employment contract by the Company that is not remedied after notice. Additionally, Mr. Skinner's employment agreement provides that if Mr. Skinner's employment is terminated by the Company or by him for good reason within 6 months following a change in control, he is entitled to a single sum severance payment equal to three times his annual compensation.

                            Option Grants for 2000

   The following table provides further information on individual stock option grants made for 2000 to the named executive officers.

                                      Individual Grants
                         ---------------------------------------------
                                                                            Potential
                                                                       Realizable Value at
                                                                             Assumed
                                                                         Annual Rates of
                          Number of    % of Total                          Stock Price
                           Shares       Options                         Appreciation for
                         Underlying    Granted to  Exercise              Option Term/1/
                           Options    Employees in  Price   Expiration -------------------
Name                     Granted (#)      2000     ($/Sh.)     Date     5% ($)    10% ($)
----                     -----------  ------------ -------- ---------- --------- ---------
J. Campbell Carruth.....   100,000/2/    14.55%     31.875    2/21/10  2,004,602 5,080,054
Samuel K. Skinner.......   200,000/3/    29.09%     25.938     6/5/10  3,262,391 8,267,539
                            50,000/4/     7.27%     24.063   12/14/10    756,655 1,917,511
Christopher L. Ellis....    25,000/4/     3.64%     24.063   12/14/10    378,327   958,756
Robert V. Fasso.........    25,000/4/     3.64%     24.063   12/14/10    378,327   958,756

--------
/1/ The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend, among other things, on future performance of the Common Stock, the amount reflected in this table may not necessarily be achieved.
/2/ Mr. Carruth's stock options were granted at the market price on the grant date and vest 20% per year after the first anniversary date of the grant date.
/3/ Options are at the market price on the grant date and vest 20% on the grant date with the remainder vesting at the rate of 20% per year beginning on the first anniversary date of the grant date.
/4/ Options are at the market price on the grant date and vest 20% per year beginning on the first anniversary date of the grant date.

    Aggregated Option Exercises in 2000 and December 31, 2000 Option Values

   The following table provides information on the value of the stock options exercised by the named executive officers during 2000, as well as the value of unexercised stock options held by such persons as of December 31, 2000.

                                                   Number of Shares
                                                Underlying Unexercised     Value of Unexercised
                           Shares                     Options at          In the Money Options at
                          Acquired     Value     December 31, 2000 (#)    December 31, 2000($)/2/
                         on Exercise Realized  ------------------------- -------------------------
                             (#)      ($)/1/   Exercisable Unexercisable Exercisable Unexercisable
                         ----------- --------- ----------- ------------- ----------- -------------
J. Campbell Carruth.....   30,000    1,068,789   60,000       410,000            0     1,506,560
Samuel K. Skinner.......        0            0   47,000       188,000      165,620       963,230
Christopher L. Ellis....   10,000      275,000   68,500       211,500      629,565       947,508
Robert V. Fasso.........        0            0   85,000       215,000      607,570     1,025,905

--------
/1/ Calculated as the difference between the fair market value of the Company's Common Stock at the time of the option exercise and the exercise price.
/2/ Based on the fair market value of $30.078 per share as of December 29, 2000 (the last trading day before end of the last fiscal year), the closing sales price of the Company's Common Stock on that date as reported by The Nasdaq National Market.

Compensation Committee Report On Executive Compensation

   The following Report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

   The Compensation Committee of the Board of Directors and the Committee's Executive Performance Subcommittee have furnished the following report on executive compensation for fiscal 2000.

   The Company monitors salaries paid to comparably situated senior management at other transportation companies and sets salaries for its executive officers accordingly. These companies include the eight publicly traded transportation services companies included in the "Peer Group" used for the performance graph included herein as well as others. Base salaries are set to ensure that the Company is competitively positioned to retain and attract outstanding senior management. Based on available information, the Company believes that total executive compensation is competitive with the companies in the "Peer Group."

Compensation of Executive Officers Generally

   In general, the Company sets initial base salaries for its executive officers in light of this competitive analysis to ensure that the Company is competitively positioned to retain and attract outstanding senior management. Subsequent raises in base salary are determined in light of experience, individual job performance and the Company's overall performance.

   Senior managers, including the executive officers, also are eligible for an annual bonus. Executive officers of the Company are eligible for a bonus based on a formula plan using the Company's consolidated operating ratio. The Company operates through a number of distinct operating subsidiaries. The bonus plan for the chief executive officer of each subsidiary is based on a formula plan using that subsidiary's operating ratio. The bonus for executive officers of the Company and for the chief executive officer of each subsidiary is capped at between 75% to 130% of base salary.

   To encourage management to maximize stockholder value over the long term, the Company grants to selected senior managers an equity interest in the Company in the form of restricted stock awards or stock options granted pursuant to its long term incentive or stock option plans. The options are granted with an exercise price equal to the market price at the time of grant, and become exercisable in stages over a five-year period or at the end of a three-year period. The restricted stock awards vest as to 25% of the shares on each anniversary date of the award or as to 50% of the shares each on the third and fifth anniversary date of the award. Both the stock option grants and restricted stock awards provide senior managers with an incentive to remain with the Company over a substantial period of time and closely align the long-term interests of management with those of the stockholders.

Compensation of the Chief Executive Officer

   Mr. Carruth's salary for 2000 included in the Summary Compensation Table was set by the Compensation Committee and memorialized in a summary memo. Mr. Carruth, as Chief Executive Officer, was awarded a bonus of $532,800 for 2000 under a formula plan based on the Company's consolidated operating ratio and capped at 100% of base salary.

   Mr. Skinner's salary for 2000 included in the Summary Compensation Table was set by the Board and memorialized in his employment agreement, which was approved by the Board. Mr. Skinner, as succeeding Chief Executive Officer to Mr. Carruth, was awarded a bonus of $228,800 for 2000 under a formula plan based on the Company's consolidated operating ratio.

   The Compensation Committee endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interest in enhancing stockholder value. It is the Committee's view that both Mr. Carruth's and Mr. Skinner's total 2000 compensation package was based on an appropriate balance of (1) the Company's performance in 2000 and (2) their own performance level.

   Changes made to the Internal Revenue Code of 1986, as amended (the "Code") in 1993 limit the Company's ability to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to individuals named in the Summary Compensation Table. This limitation was effective beginning in 1994. Based on its review of the facts and circumstances, the Committee has considered the provisions of Section 162(m) of the Code which, except in the case of "performance-based compensation" and certain other types of compensation (including compensation received under a stock option plan approved in accordance with Section 162(m) of the Code), limits to $1,000,000 the amount of the Company's federal income tax deduction for compensation paid to any of the chief executive officer and the other four most highly paid executive officers. The Committee believes that the Company's current compensation arrangements, which are primarily based on performance measures expected to be reflected in increasing stockholder value over time, are appropriate and in the best interests of the Company and its stockholders, without regard to tax considerations. Thus, in the event of changes in the tax laws or their interpretation or other circumstances which might render some portion of the executive compensation paid by the Company non-deductible for federal tax purposes, the Committee would not anticipate making significant changes in the basic philosophy and practices reflected in the Company's executive compensation program.

                                          COMPENSATION COMMITTEE

                                          John W. Puth, Chairman
                                          Anthony J. Paoni
                                          Neil A. Springer
                                          William N. Weaver, Jr.

Audit Committee Report

   The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

   We reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

   We discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

   We received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with Arthur Andersen LLP its independence.

   Based on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board has approved, that the financial statements referred to above be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000.

                                          AUDIT COMMITTEE

                                          Neil A. Springer, Chairman
                                          Robert V. Delaney
                                          Morley Koffman

Other Auditor Related Matters

   During 2000, the Company retained its independent auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

   Audit Fees......................................................... $259,500
   Financial Information Systems Design and Implementation Fees ...... $     --
   All Other Fees..................................................... $213,600

   The Audit Committee has considered whether the provision of non-audit services by the Company's independent auditor is compatible with maintaining auditor independence.

Comparison of Total Cumulative Stockholder Returns

   The following graph compares the cumulative total stockholder return on the Company's Common Stock for the last five years with the cumulative total return of The Nasdaq National Market Index, The Nasdaq Transportation Index and an index prepared for the Company of the stock price performance on a cumulative total return basis of eight transportation services companies whose stock is currently publicly traded (the "Peer Group Index"). The graph assumes that $100 was invested on January 1, 1996 in the Company's Common Stock, the stock of the companies comprising The Nasdaq National Market, The Nasdaq Transportation Index and the Peer Group companies (allocated among the Peer Group companies pro rata according to their relative market capitalizations).
Note: The Company's stock price performance shown below is not necessarily indicative of future price performance.

  Comparison for the period January 1, 1996 through December 31, 2000 of the cumulative total returns of USFreightways Corporation Common Stock, The Nasdaq National Market Index, The Nasdaq Transportation Index and the Peer
                                  Group Index


                                  [BAR CHART]


                                                                    NASDAQ
                                PEER GROUP    NASDAQ NATIONAL   TRANSPORTATION
             U.S. FREIGHTWAYS   INDEX/1/      MARKET INDEX          INDEX
             ----------------   ----------    ---------------   --------------
12/29/95          100.00         100.00          100.00            100.00
12/31/96          138.61         101.67          123.09            110.39
12/31/97          166.35         150.30          150.76            141.34
12/31/98          151.10         133.38          212.61            127.07
12/31/99          250.65         151.54          395.11            122.84
12/29/00          159.53         143.56          237.73            111.72

--------
/1/ The Peer Group Index consists of the following eight publicly traded transportation services companies: Arkansas Best Corporation, Arnold Industries Inc., CNF Transportation, Inc., Consolidated Freightways Corporation, E G L Inc., Old Dominion Freight Line, Inc., Roadway Express Inc. and Yellow Corporation.

                                PROPOSAL NO. 2

           PROPOSAL TO AMEND THE COMPANY'S LONG-TERM INCENTIVE PLAN

   On March 8, 2001 the Board adopted, subject to stockholder approval, the First Amendment to the Company's Long-Term Incentive Plan, as amended and restated (the "Incentive Plan"), to provide for awards of options and restricted stock grants to purchase up to 400,000 additional shares of Common Stock and to make certain other clarifying changes to the Incentive Plan. In the event that stockholder approval is received, the Incentive Plan would be amended as set forth in Appendix B.

Discussion of Amendment

   The Company proposes to amend the Incentive Plan to increase by 400,000 the number of shares available for issuance thereunder and to limit the maximum term of all nonstatutory stock option grants to ten years. The additional 400,000 shares to be made available shall be used only for options and restricted stock grants, subject to the overall Incentive Plan limitation on restricted stock grants as otherwise set forth herein. The Incentive Plan was adopted on January 24, 1997. At that time, a total of 2,000,000 shares (adjusted for subsequent stock splits) were reserved for future issuance under the Incentive Plan. Since the Incentive Plan was adopted, no other stock compensation plans have been adopted. In 1999, the Incentive Plan was amended to reflect certain design changes and to make an additional 950,000 shares available for issuance thereunder. As of February 28, 2001, options to acquire 2,349,000 shares were outstanding under the Incentive Plan and options to acquire another 408,190 shares are currently outstanding under the Company's 1992 Stock Plan (the "1992 Plan"). Of the restricted stock awards made under the Incentive Plan, 79,740 shares are still subject to restrictions. Only 164,493 shares remain eligible for future grant under the Incentive Plan and 9,950 shares remain eligible for future grant under the 1992 Plan. The weighted average exercise price of all outstanding options (including options under the Company's Stock Option Plan for Non-Employee Directors as hereinafter described) is equal to $28.21 and the weighted average term to expiration of all such options is 7.76 years. As indicated in the Board Compensation Committee Report on Executive Compensation, the Company employs restricted stock awards and stock option grants to provide long-term incentives and awards. As a result, restricted stock awards and stock option grants constitute a significant component of the Company's total compensation to a select group of senior managers. The Company believes that the ability to offer restricted stock awards and stock option grants is of critical importance in attracting, motivating and retaining key employees. Accordingly, the Company believes that a quantity of available shares for future option grants and restricted stock awards must be provided at this time.

   As of February 28, 2001, the market value of the 400,000 additional shares proposed to be made available for issuance under the Incentive Plan was $12,750,000. Cash payments received by the Company under the Incentive Plan will be used for general corporate purposes.

Description of the Plan

Purpose

   The purpose of the Incentive Plan is to assist the Company in attracting and retaining key employees, and to give such employees a greater proprietary interest in, and closer identity with, the Company and its financial success. The Incentive Plan authorizes the Company to make grants ("Awards") of incentive stock options (within the meaning of Section 422 of the Code), non-qualified (or non-statutory) stock options (the incentive and non-qualified stock options issued under the Incentive Plan are referred to collectively as "Options"), restricted stock, stock appreciation rights ("SARs"), performance awards or cash awards.

Administration Of The Incentive Plan

   The Incentive Plan is administered by a committee of the Board consisting of two or more non-employee Board members (the "Committee"). The Committee has complete discretion to determine which employees will receive Awards under the Incentive Plan and to establish the terms, conditions and limitations of each Award

(subject to the terms of the Incentive Plan and the applicable provisions of the Code), including the type and amount of the Award, the number of shares of Common Stock to be subject to Options or restricted stock, or the amount of cash to be included in the Award, and the date or dates upon which the Options become exercisable or upon which any restrictions applicable to any Common Stock included in the Award lapse. The Committee also has full power to construe and interpret the Plan and the Awards granted under the Plan, and to establish rules and regulations necessary or advisable for its administration. The determination of the Committee with respect to any matter under the Plan to be acted upon by the Committee is final and binding.

   The Board may amend the Plan in any respect, and it will seek stockholder approval for such amendments, when approval is required by the Code or another federal or state statute or the rules of The Nasdaq National Market or any other exchange on which the Company's shares are traded.

Eligibility For Awards

   Awards under the Incentive Plan may be granted only to the Company's employees, including employees of its subsidiaries. Awards may be granted to a prospective employee, conditioned upon such person becoming an employee.

Terms And Conditions Of Awards Under The Incentive Plan

Generally

   Awards under the Incentive Plan may consist of any combination of one or more incentive or non-qualified options, restricted stock, SARs, performance awards, or cash awards, on a stand alone, combination or tandem basis. The Committee may specify that Awards, other than Options, will be paid in cash, shares of Common Stock, or a combination of cash and Common Stock.

   The Committee is permitted to cancel any unexpired, unpaid, unexercised or deferred Awards at any time if a participant (a) provides services for a competitor, (b) discloses the Company's confidential information or (c) fails to disclose and convey to the Company any invention or idea developed by him or her during employment with the Company and which relates to the Company's business. Unless otherwise described below for Options, or as may be provided in the Award Agreement, all unexpired, unpaid, unexercised or deferred Awards will be canceled if a participant ceases his or her employment with the Company (including its subsidiaries), except for (a) retirement under one of the Company's retirement plans, (b) retirement in the best interest of the Company (as determined by the Company's chief executive or other designated senior officer) or (c) termination of the participant's employment upon his or her death or disability. Upon retirement under a Company retirement plan or termination in the best interests of the Company, the Committee may permit Awards to continue, and may accelerate exercisability and vesting. Upon the death or disability of a participant, his or her estate or beneficiaries (or the participant in the case of disability) may exercise or receive benefits under the Award until the original expiration date as provided in the Award (or within one year in the case of Options) and the vesting or restrictions to which the Award is subject shall be accelerated.

   Upon any change in the nature or number of outstanding shares of Common Stock due to stock split, stock dividend, merger, reorganization or similar event, adjustments will be made to the numbers of shares and the applicable exercise and base prices under outstanding Awards to prevent dilution or enlargement of the Awards previously granted.

Stock Options

   The Incentive Plan permits the grant of both incentive and non-qualified options. Incentive options must have an exercise price per share equal to at least the fair market value of a share at the time the Award is granted. As required by the Code, if an incentive option is granted to a participant who owns more than ten percent of the voting power of the Company (a "Significant Stockholder"), then the exercise price per share will be not less than one hundred ten percent (110%) of fair market value on the date of grant. Fair market value equals the closing sales price of the Common Stock on the date of grant. The exercise price for non-qualified options will not be less than fair market value on the date of grant. The maximum term of all Options under the Incentive Plan is ten years. (Incentive options granted to Significant Stockholders have a maximum term of five years.) No Options may be granted more than ten years from the date the Incentive Plan was adopted. Except as otherwise determined by the Committee, all Options are non-transferable and only a Participant may exercise the options during his or her lifetime.

   At the time an Option is awarded, the Committee shall specify the date or dates upon which the Option, or portions of the Option, becomes exercisable. The permissible manner of payment for the purchase price upon exercise of the Option (such as cash, check, the transfer of previously owned, fully paid shares, or through a "cashless" exercise) will be set by the Committee in the particular Award Agreement or by general rules.

   A participant who ceases to be an employee of the Company or its subsidiaries for any reason other than death, disability, normal retirement or termination for "cause" will be permitted to exercise any Option, to the extent it was exercisable on the date of such cessation, but only within three months of such cessation. A participant who is terminated for "cause," as defined in the Incentive Plan, shall immediately lose all rights to exercise any Options. If a Participant terminates his or her employment after attaining age 65, all Options shall immediately vest, and the participant may exercise all Options granted to him or her during the prescribed term of the Option. If a participant dies, his or her estate or personal representative may exercise the Option, to the extent it was exercisable on the date of death. If a participant becomes permanently disabled, he or she may exercise an Option to the extent it was exercisable at the time of the onset of the disability or, if the Option vests periodically, to the extent it would have been exercisable as of the next vesting date. In the case of either death or disability, the Option must be exercised within twelve (12) months after the date of death or onset of disability, and prior to the original expiration date of the Option.

Restricted Stock

   The Committee may award shares of Common Stock (or grant an award denominated in units of Common Stock) on a restricted basis. The terms of a restricted stock award, including the consideration, if any, to be paid by the participant to acquire the stock and the restrictions placed upon such shares and the time or times or event or events upon which such restrictions will lapse, will be determined by the Committee at the time the Award is made and will be described in the Award Agreement; provided, however, any restriction period imposed must be for not less than 3 years (if the restriction is based on service) and not less than one year (if performance based). After the restricted stock is awarded, the Participant will be a stockholder with respect to such stock, and will have rights to vote and receive dividends with respect to such stock. Shares of restricted stock may not be transferred, assigned or pledged prior to the lapse of the applicable restrictions. The Committee, in its discretion, may accelerate the date on which the restrictions lapse. The maximum number of shares of Common Stock available for restricted stock awards and performance awards combined under the Incentive Plan is limited to 130,000.

Stock Appreciation Rights

   The Committee may award SARs either alone, in tandem or in combination with an Option or other Award. An SAR will permit the participant to receive, upon exercise, cash or shares of Common Stock equal in value to the excess of the fair market value of a share of Common Stock as of the exercise date over the base price set by the Committee at the time the SAR is granted, multiplied by the number of shares of Common Stock then being exercised under the SAR. The base price will be at least the fair market value of a share of Common Stock on the date of grant, unless a lower base price is approved by the Board. SARs will become exercisable upon the date or dates, or the occurrence of the events, set by the Committee at the time of grant. An SAR may only be exercised by the participant or, if applicable, by the participant's personal representative.

Performance Awards

   The Committee may grant performance awards that are subject to conditions specified by the Committee. The Committee may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to increase or decrease the amounts payable under any Awards subject to performance conditions, except as otherwise may be limited in the case of a performance award intended to qualify under Code Section 162(m). If the Committee determines that a performance award should qualify as "performance-based compensation" for purposes of Code Section 162(m), the performance award will be contingent upon the achievement of objective pre-established performance goals and other terms set by the Committee. The total number of shares that can be granted as performance awards is limited as described above under "Restricted Stock".

Cash Awards

   The Committee may award cash payments under the Incentive Plan, subject to restrictions and conditions and other terms as determined by the Committee at the time of the Award. A cash Award will be subject to cancellation or forfeiture upon the terms set forth under "Generally," above.

Federal Income Tax Effects

   Under the Code, as presently in effect, the grant of an Option or SAR or the award of restricted stock under the Incentive Plan will not generate income to a participant or a deduction to the Company.

   Upon exercise of a non-qualified option or an SAR, the participant will normally recognize ordinary income in an amount equal to the difference between the exercise price for the Option and the fair market value of the Company's Common Stock on the exercise date or, in the case of an SAR, equal to the amount of payment received from the Company (less any exercise price, if applicable). The Company will be entitled to a tax deduction in the same amount as is recognized by the participant and at the same time, provided the Company includes and reports such amounts on a timely filed Form W-2 or Form 1099-MISC (or similar such IRS form filing). Upon a disposition of shares acquired upon exercise of a non-qualified option, any amount received in excess of the fair market value of the shares at the time of exercise of the Option generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares. The Company will not be entitled to any tax deduction upon such subsequent disposition.

   In the case of incentive options, the participant generally does not recognize any ordinary income on the date of grant or exercise. If the participant holds the stock acquired through exercise of an incentive option for one year from the date of exercise and two years from the date of grant, the participant will thereafter recognize long-term capital gain or loss upon a subsequent sale of the stock, based on the difference between the incentive option's exercise price and the sale price. If the stock is sold before the requisite holding period, the participant will recognize ordinary income based upon the difference between the exercise price and the lesser of the sales price or the fair market value upon the date of exercise. The Company generally will be allowed a business expense deduction only if, and to the extent, the participant recognizes ordinary income.

   For Awards of restricted stock, the fair market value of the stock is not taxable to the participant as ordinary income until the year the participant's interest is freely transferable or no longer subject to a substantial risk of forfeiture. Section 83(b) of the Code, however, permits a participant to elect to have the fair market value of the stock taxed as ordinary income in the year the Award is received. Dividends on restricted stock are treated as ordinary income at the time paid. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

   Upon the grant of a performance or cash award, the participant will recognize ordinary income equal to the amount of the Award, which amount will be includable in the participant's taxable income in the year such performance or cash Award is paid. The Company will be entitled to a deduction in the same year equal to the amount of the Award.

Vote Required: Director's Recommendation

   The First Amendment to the Incentive Plan becomes effective on its approval by the Company's stockholders. Approval of the First Amendment to the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the record date and present in person or by proxy at the May 3, 2001 Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE FIRST AMENDMENT TO THE INCENTIVE PLAN. THE PROXIES SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE FIRST AMENDMENT TO THE INCENTIVE PLAN, UNLESS A CONTRARY CHOICE IS SPECIFIED IN THE PROXY.

                                PROPOSAL NO. 3

   PROPOSAL TO AMEND THE STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

   On March 8, 2001, the Board adopted, subject to stockholder approval, the First Amendment to the Company's Stock Option Plan for Non-Employee Directors, as amended and restated (the "Director Plan"), to provide for awards of options to purchase up to 100,000 additional shares of Common Stock. In the event that stockholder approval is received, the Director Plan would be amended as set forth in Appendix C.

Discussion of Amendment

   The Company adopted the Director Plan on October 29, 1993, which plan was subsequently approved by the Company's stockholders. In 1997, the Director Plan was amended to reflect certain design changes and to increase the number of shares available for grant thereunder from 250,000 to 500,000, which amendments were also approved by the Company's stockholders.

   The Company now proposes to increase the maximum number of shares of Common Stock available under the Director Plan by an additional 100,000 shares. As of February 28, 2001, options to acquire another 415,000 shares were outstanding under the Director Plan. Only 30,000 shares remain eligible for future grant under the Director Plan. The Board recognizes that additional awards are necessary to assist the Company in retaining and motivating its non-employee directors.

   As of February 28, 2001, the market value of the 100,000 additional shares proposed to be made available for issuance under the Director Plan was $3,187,500. Cash payments received by the Company under the Director Plan will be used for general corporate purposes.

Description of the Director Plan

   The Director Plan provides for the granting of options to purchase shares of the Company's Common Stock to each person who is a non-employee director of the Company (an "Eligible Director"). The Director Plan is administered by the Company's Board. The Board has the power to interpret the provisions of the Director Plan or of any option or option agreement, and to determine all questions arising under the Director Plan or any option or option agreement.

   Each Eligible Director is automatically granted an option under the Director Plan to purchase 10,000 shares of Common Stock on the date he or she initially becomes an Eligible Director (or, if later, on the date the Director Plan was adopted.) On the fifth and tenth anniversaries of such initial grant, each Eligible Director shall automatically be granted options under the Director Plan to acquire an additional 10,000 shares, provided the participant is an Eligible Director at each such anniversary. With respect to the initial options granted on the Plan's effective date, 2,000 of the shares subject to such options vested on the date of grant and the remaining 8,000 vested in equal increments of 1,600 shares each over the next succeeding 5 years. All subsequent formula option grants vest in equal annual installments of 2,000 shares over five years. In addition, the Director Plan permits discretionary grants to be made, which grants may vest at such time or times as the Board determines.

   Notwithstanding the vesting schedule set forth above, if a participant in the Director Plan ceases to be a director of the Company because of (i) death or disability or (ii) his or her voluntary termination after both attainment of age 65 and the completion of 5 years of service as a director, all unvested options shall become immediately vested and exercisable. In addition, upon the adoption of a plan of merger or consolidation under which all of the Company's shares would be eliminated or a sale of substantially all of the Company's assets or shares, all unvested options shall become immediately vested and exercisable. If a participant voluntarily terminates his or her services as a director on or after age 72 but prior to the completion of 5 years of service as a director, the vesting of any options shall be accelerated by one year for each year of service such individual served as a director.

   Options will generally be exercisable for a period of 10 years from the date of grant. If a participant ceases to be a director of the Company for any reason other than death, disability, or voluntary termination on or after attaining age 65, any options shall be exercisable by the participant only to the extent they were exercisable on the date the participant ceased to be a director and will continue to be exercisable for a period of one year thereafter or, if earlier, until their original expiration date.

   Each option granted under the Director Plan is evidenced by an option agreement executed on behalf of the Company and by the Eligible Director to whom such option is granted. The exercise price per share of each option granted under the Director Plan will be equal to the fair market value of a share of Common Stock on the date such option is granted. No option granted under the Director Plan will be assignable or transferable except by will or by the laws of descent and distribution.

   No options may be granted under the Director Plan on or after October 29, 2008, the fifteenth anniversary of the effective date of the Director Plan, at which date the Director Plan will terminate. The Director Plan may be terminated at an earlier date by vote of the Board of Directors; provided, however, that any such earlier termination shall not affect any options granted prior to the effective date of the termination. No options granted under the Director Plan will be exercisable after the expiration of ten (10) years from the date of their grant.

   The Board may amend the Director Plan in any respect and it will seek stockholder approval for such amendments, when approval is required by the Code or another federal or state statute or the rules of The Nasdaq National Market or any other exchange on which the Company's shares are traded.

   The table below reports the number of shares of Common Stock which may be purchased upon exercise of options granted under the amendment to the Director Plan.

                               NEW PLAN BENEFITS

                                                                      Number of
                                                                        Shares
                                                                      Underlying
                                                                       Options
                           Name and Position                          Granted/1/
                           -----------------                          ----------
   Executive Group...................................................        0
   Non-Executive Director Group......................................   60,000
   Non-Executive Officer Employee Group..............................        0

--------
/1/ Based upon a formula grant of 10,000 shares to each of the 6 non-employee directors of the Company

Federal Income Tax Effects

   The federal income tax effects as to options granted under the Director Plan are the same as those set forth in the explanation of non-qualified options described above in the Federal Income Tax Effects section of Proposal No. 2.

Vote Required: Director's Recommendation

   The First Amendment to the Director Plan becomes effective on its approval by the Company's stockholders. Approval of the First Amendment to the Director Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock outstanding as of the record date and present in person or by proxy at the May 3, 2001 Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE FIRST AMENDMENT TO THE DIRECTOR PLAN. THE PROXIES SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE FIRST AMENDMENT TO THE DIRECTOR PLAN, UNLESS A CONTRARY CHOICE IS SPECIFIED IN THE PROXY.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   William N. Weaver, Jr., a director, is a member of the law firm of Sachnoff & Weaver, Ltd., an Illinois professional corporation. Sachnoff & Weaver, Ltd. has acted and continues to act as outside counsel to the Company with regard to certain matters and has received legal fees for services rendered in connection therewith.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   John W. Puth, Anthony J. Paoni, Neil A. Springer and William N. Weaver, Jr., none of whom are employees of the Company, served on the Compensation Committee. Mr. Weaver served as Assistant Secretary of the Company in a non-employee capacity. There are no committee interlocks or insider (employee) participation.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   By the selection of the Company's management and the Board, the accounting firm of Arthur Andersen LLP, certified public accountants, serves the Company as its independent public accountants. One or more representatives of Arthur Andersen LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and Nasdaq. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, the Company believes that during 2000, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                                 ANNUAL REPORT

   A copy of the Company's Annual Report to Stockholders accompanies this Proxy Statement. The Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2000, as filed with the Commission, is available without charge to any stockholder upon written request to Christopher L. Ellis, Senior Vice President, Finance and Chief Financial Officer, USFreightways Corporation, 8550 Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631. The exhibits filed with the Form 10-K are not included; however, copies of such exhibits will be furnished, if requested, upon payment of the Company's reasonable expenses in furnishing those materials.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals submitted for evaluation as to inclusion in the proxy materials for the Company's next annual meeting of stockholders must be received by the Company no later than November 17, 2001, at the Company's principal executive office at 8550 Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631.

                                 OTHER MATTERS

   Management is not aware of any other matters to be presented for action at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named as proxies in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.

                                          For the Board of Directors

/s/ Richard C. Pagano
                                          Richard C. Pagano
                                          Secretary

Chicago, Illinois
March 28, 2001

                                                                     APPENDIX A

           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors ("Board") in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public, the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies and procedures at all levels. The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;

  . Review and appraise the audit efforts of the Company's independent accountants and internal auditing department; and

  . Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Sections III and IV of this Charter.

II. COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee, and shall be "independent" as defined by the requirements of the National Association of Securities Dealers. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have knowledge and experience in reading and interpreting financial statements. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

   The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the vice president of internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

   Prior to the filing of each Form 10-Q and the Form 10-K, the Committee should be available to discuss with the independent accountants the matters to be discussed by Statement on Auditing Standards No. 61, as amended, including the quality of the Company's accounting principles, financial reporting and other matters that should be communicated to the Committee under the professional standards of the American Institute of Certified Public Accountants.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

Documents / Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements, any reports or other annual financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants

3. Recommend to the Board the inclusion of the Company's audited financial statements into its Form 10-K.

Independent Accountants

4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and review the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountant's independence.

5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

7. On an annual basis, ensure receipt of a formal written statement from the independent accountants delineating all significant relationships between the independent accountants and the Company consistent with Independence Standards Board Standard No. 1, discuss with the independent accountants any such relationships that may impact the objectivity and independence of the independent accountants; take or recommend to the Board appropriate action to oversee the independence of the independent accountants.

8. Ensure that the independent accountants are fully accountable to the Board and the Audit Committee.

Financial Reporting Processes

9. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

10. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

11. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

Process Improvement

10. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

11. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

13. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

Ethical and Legal Compliance

14. Establish, review and update periodically a Code of Ethical Conduct ("Ethical Code") and ensure that management has established a system to enforce the Ethical Code.

15. Review management's monitoring of the Company's compliance with the Ethical Code and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

16. Review activities, organizational structure and qualifications of the internal audit department.

17. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

18. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

19. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

                                                                     APPENDIX B

                            FIRST AMENDMENT TO THE
                           USFREIGHTWAYS CORPORATION
                 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

   The USFreightways Corporation Long-Term Incentive Plan, as amended and restated, shall be amended, effective March 8, 2001, as follows:

1. The first paragraph of Section 3 ("Shares Subject to the Plan") shall be amended to read as follows:

  The aggregate number of Shares as to which Awards may be granted from time to time shall be 3,350,000 Shares of which no more than 130,000 Shares shall be available for Awards of Restricted Stock and Performance Awards combined (subject in each case to adjustments for stock splits, stock dividends, and other adjustments described in Section 17 hereof). Subject to the limitation set forth in the preceding sentence, the 400,000 Shares that became available under the Plan by Plan amendment effective March 8, 2001 shall only be available for the grant of Awards in the form of Options or Restricted Stock. In accordance with Code Section 162(m), if applicable, the aggregate number of Shares as to which Awards may be granted in any one calendar year to any one employee shall not exceed five hundred thousand (500,000) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Section 17 hereof).

   All other provisions of Section 3 shall continue in effect.

2. Section 7(c) of the Incentive Plan shall be amended to read as follows:

  Each Incentive Option shall terminate not more than ten (10) years from the date of the grant thereof, or such earlier time as the Award Agreement may provide, and shall be subject to earlier termination as herein provided, except that if the Option price is required under Section 7(a) to be at least one hundred ten percent (110%) of Fair Market Value, each such Incentive Option shall terminate not more than five (5) years from the date of the grant thereof, and shall be subject to earlier termination as herein provided. The Committee shall determine the time at which a Nonstatutory Option shall terminate; provided, however, that such termination date shall not be more than ten (10) years from the date of the grant thereof.

   IN WITNESS WHEREOF, the First Amendment is executed this 8th day of March, 2001.

                                          USFreightways Corporation

                                                  /s/ Samuel K. Skinner
                                          By: _________________________________
                                          Its: President and Chief Executive
                                           Officer

                                                                     APPENDIX C

                            FIRST AMENDMENT TO THE
                USFREIGHTWAYS CORPORATION AMENDED AND RESTATED
                 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

   The USFreightways Corporation Stock Option Plan for Non-Employee Directors, as amended and restated, shall be amended, effective March 8, 2001, as follows:

     The first paragraph of Article II ("Shares Subject to the Plan") shall be amended to read as follows:

     The aggregate number of Shares as to which Options may be granted from time to time shall be 600,000 Shares (subject to adjustments for stock splits, stock dividends, and other adjustments described in Article VI hereof).

   All other provisions of Article II shall continue in effect.

   IN WITNESS WHEREOF, the First Amendment is executed this 8th day of March, 2001.

                                        USFreightways Corporation

                                                /s/ Samuel K. Skinner
                                        By: __________________________________
                                        Its: President and Chief Executive
                                         Officer

                        USFREIGHTWAYS CORPORATION

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


The Board of Directors recommends a vote FOR the Election of Directors and FOR Proposals No. 2 and 3.

1. Election of Directors
   Nominees: 01 Neil A. Springer and 02 William N. Weaver, Jr.

                        For      Withheld      For All
                        All        All         Except

                        [_]        [_]           [_]

----------------------------------
(Except nominee(s) written above.)

2. First Amendment to the USFreightways Corporation's Long-Term Incentive Plan

                        For      Against       Abstain

                        [_]        [_]           [_]

3. First Amendment to the USFreightways Corporation's Stock Option Plan for Non-Employee Directors

                        For      Against       Abstain

                        [_]        [_]           [_]

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s).

                       Dated:                    , 2001
                             --------------------

Signature(s)
            -------------------------------------------

-------------------------------------------------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies hereto-fore given by the signer to vote at said meeting or any adjournment thereof.

================================================================================
                             FOLD AND DETACH HERE

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED
                                   ENVELOPE

                           USFREIGHTWAYS CORPORATION
        8550 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631

                                 COMMON STOCK

          This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 3, 2001.

 The undersigned hereby appoints Samuel K. Skinner and Christopher L. Ellis as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of USFreightways Corporation held of record by the undersigned on March 6, 2001, at the Annual Meeting of Stockholders to be held on May 3, 2001 or any adjournment thereof, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

 Please mark this proxy as indicated on the reverse side to vote on any item. This proxy will be voted as directed. If no direction is given, this proxy will be voted FOR the election of the nominees listed and FOR Proposals No. 2 and 3.